Alexander, Hawes & Audet, LLP
Counselors-at-law
152 North Third Street, Suite 600
San Jose, California 95112-7711
Telephone: 408.289.1776
Facsimile: 408.287.1776
www.alexanderlaw.com

FACSIMILE TRANSMISSION COVER SHEET

TO:	Patrick G. Shea	FAX NO.: Phone No.:	619.702.6534 619.702.6517
cc:	Keevil Lee Markham	FAX NO.: Phone No.:	877.833.3537 818.227.5102
FROM:	Richard Alexander		
DATE:	August 19, 2008	TOTAL PAGES:	3
re:	Rubin v. Power-Save Energy Corporation, et al.,		

Dear Mr. Shea,

Pursuant to your letter and Declaration of Luke C. Zouvas, General Counsel for Power-Save Energy Corporation, of this date, enclosed is a copy of a Request For Dismissal without prejudice as to Defendant, Power-Save Energy Corporation, only.

The Dismissal will be fax filed on August 20, 2008, and a file-endorsed copy will be faxed to you for your files.

RA

CIV-110

ATTORNEY OR PARTY WITHOUT ATTORNEY (Name and Address):	TELEPHONE NO.:	FOR COURT USE ONLY
Richard Alexander/Jeff Rickard (48432/125180) Alexander Hawes, LLP 152 North Third Street, Suite 600 San Jose, CA 95112	(408) 289-1776 FAX NO.: (408) 287-1776	
ATTORNEY FOR (Name): Plaintiffs, Benjamin Rubin, Mira Karp and Vadim Rubin		
Insert name of court and name of judicial district and branch court, if any: SUPERIOR COURT OF CALIFORNIA, COUNTY OF SAN LUIS OBISPO		
PLAINTIFF/PETITIONER: Benjamin Rubin, et al. DEFENDANT/RESPONDENT: Power-Save Energy Corporation; et al.,		
REQUEST FOR DISMISSAL [X] **Personal Injury, Property Damage, or Wrongful Death** [X] **Motor Vehicle** [ ] **Other** [ ] **Family Law** [ ] **Eminent Domain** [ ] **Other (specify):**		CASE NUMBER: CV 080669

- A conformed copy will not be returned by the clerk unless a method of return is provided with the document. -

1. TO THE CLERK: Please **dismiss** this action as follows:
   a. (1) [ ] With prejudice (2) [X] Without prejudice
   b. (1) [X] Complaint (2) [ ] Petition
   (3) [ ] Cross-complaint filed by *(name)*: on *(date)*:
   (4) [ ] Cross-complaint filed by *(name)*: on *(date)*:
   (5) [ ] Entire action of all parties and all causes of action
   (6) [X] Other *(specify)*:* Defendant Power-Save Energy Corporation, ONLY. Each party to bear their own costs.

Date: August 19, 2008

Richard Alexadner ▶ Richard Alexander

(TYPE OR PRINT NAME OF [X] ATTORNEY [ ] PARTY WITHOUT ATTORNEY) (SIGNATURE)

*If dismissal requested is of specified parties only of specified causes of action only, or of specified cross-complaints only, so state and identify the parties, causes of action, or cross-complaints to be dismissed.

Attorney or party without attorney for:
[ ] Plaintiff/Petitioner [ ] Defendant/Respondent
[ ] Cross - complainant

2. **TO THE CLERK:** Consent to the above dismissal is hereby given.**
   Date:

(TYPE OR PRINT NAME OF [ ] ATTORNEY [ ] PARTY WITHOUT ATTORNEY) ▶ (SIGNATURE)

** If a cross-complaint-or Response (Family Law) seeking affirmative relief -is on file, the attorney for cross-complainant (respondent) must sign this consent if required by Code of Civil Procedure section 581 (i) or (j).

Attorney or party without attorney for:
[ ] Plaintiff/Petitioner [ ] Defendant/Respondent
[ ] Cross - complainant

(To be completed by clerk)

3. [ ] Dismissal entered as requested on *(date)*:
4. [ ] Dismissal entered on *(date)*: as to only *(name)*:
5. [ ] Dismissal **not entered** as requested for the following reasons *(specify)*:
6. [ ] a. Attorney or party without attorney notified on *(date)*:
   b. Attorney or party without attorney not notified. Filing party failed to provide
   [ ] a copy to conformed [ ] means to return conformed copy

Date: Clerk, by ______________________, Deputy

PROOF OF SERVICE

I, the undersigned, declare as follows:

I am now and at all times herein mentioned have been a citizen of the United States, over the age of eighteen years, and not a party to the within action or cause; I am employed in Santa Clara County, California, and my business address is 152 North Third Street, Suite 600, San Jose, Santa Clara County, California.

On 8/19/08, I served the attached as indicated below:

REQUEST FOR DISMISSAL

✓ **(by mail)** on all parties in said action, in accordance with Code of Civil Procedure §1013, by placing a true copy thereof enclosed in a sealed envelope in a designated area for outgoing mail, addressed as set forth below. At Alexander Hawes, LLP, mail placed in that designated area is given the correct amount of postage and is deposited that same day in the ordinary course of business in a United States mailbox in the City of San Jose, California.

____ **(by personal delivery)** by causing said document to be personally delivered by courier to the person(s) at the address set forth below.

____ **(by Federal Express)** by depositing a true copy thereof in a sealed packet for overnight delivery, with charges thereon fully prepaid, in a Federal Express collection box in San Jose, California.

____ **(by facsimile transmission)** by transmitting said document(s) from our office facsimile machine (408.287.1776) to facsimile machine number(s) shown below. Following transmission, I received a "Transmission Report" from our facsimile machine indicating that the transmission had been transmitted without error.

Patrick G. Shea
Mitchell & Shea
2368 Second Avenue
San Diego, CA 92103
Attorneys for Defendant, Power-Save Energy Corporation

Keevil Lee Markham
Law Offices of Kevin M. McGowen
2201 Dupont Drive, #850
Irvine, CA 92612
Ph.: 818.227.5102
Fx.: 877.833.3537
Attorneys for Defendants, Michael Joseph Forster, Alex John Forster

I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct and that this Declaration was executed on 8/19/08, at San Jose, California.

Ann Mostek
ANN MOSTEK